Exhibit 32

                       FORM OF SECTION 906 CERTIFICATIONS

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



 In connection with the Quarterly Report of International Isotopes, Inc (the "Company") on Form 10-QSB/A for the period ending September 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Steve T. Laflin, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

         (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2)    The information  contained in the Report fairly presents, in all
                material  respects,   the  financial  condition  and  result  of
                operations of the Company.


 /s/ Steve T. Laflin
 -----------------------
 Steve T. Laflin
 Chief Executive Officer
 November 11, 2003


A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.